UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: April 18, 2016

(Date of earliest event reported)

Beverly Hills Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-1303802	94-3361244
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8780 19th St. Suite 450
Alta Loma, CA 91701

(Address of principal executive offices) (Zip Code)

(626) 335-7750

(Registrant’s telephone no., including area code)

---------------------------------------------------------------

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Beverly Hills Group Inc. Completes First Acquisition

BEVERLY HILLS, Calif., April 18, 2016-- Beverly Hills Group, Inc. (OTC: BHGI:PK), is pleased to announce it has completed the first of its planned acquisitions: Operadora de Servicios GRM.

Operadora de Servicios GRM (Operadora), a part of the conglomerate Grupo Richard, has its business focus in retail operations and wholesale distribution for organizations including Grupo Modelo and Heineken.

Operadora was incorporated in 2013 and by 2015 was operating 32 Modelorama, Bud Light and Tecate branded convenience stores, and managing over 200 employees.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

 Date: April 18, 2016

Beverly Hills Group, Inc.

 By:    /s/  Jacob Thomas

Name:  Jacob Thomas

Title:     Chairman

FORWARD-LOOKING STATEMENTS

This report may contain a number of forward-looking statements. Words, and variations of words such as "expect," "goals," "plans," "believe," continue," "may," "will," and similar expressions are intended to identify our forward-looking statements, including but not limited to, our expectation for growth; benefits from brand-building; cost savings; growth and margins. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, continued volatility of, and sharp increase in, costs, pricing actions, increased competition, risks from operating internationally, continued consumer weakness, weakness in economic conditions and tax law changes.